                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                                                   JURISDICTION OF
SUBSIDIARY                                                          ORGANIZATION
----------                                                         ---------------
 1.  SPSS International, BV......................................  The Netherlands
 2.  SPSS Asia Pacific Pte Ltd. .................................  Singapore
 3.  SPSS Benelux BV.............................................  The Netherlands
 4.  SPSS GmbH...................................................  Germany
 5.  SPSS Scandinavia AB.........................................  Sweden
 6.  SPSS UK Ltd. ...............................................  England
 7.  SPSS Japan, Inc. ...........................................  Japan
 8.  SPSS Australasia Pty Ltd. ..................................  Australia
 9.  SPSS UK Ltd., India.........................................  India
10.  SPSS France Sarl............................................  France
11.  SPSS Science Software GmbH..................................  Germany
12.  SPSS ASC BV.................................................  The Netherlands
13.  Jandel Corporation..........................................  California
14.  SPSS Ltd. ..................................................  England
15.  SPSS A/S....................................................  Denmark
16.  Surveycraft Pty Ltd. .......................................  Australia
17.  Integral Solutions Ltd. ....................................  England
18.  Quantime Ltd. ..............................................  England
19.  Europe BV...................................................  The Netherlands
20.  Vento Software Inc. ........................................  Florida
21.  SPSS Foreign Sales Corp. ...................................  Barbados
22.  ShowCase....................................................  Minnesota
23.  NetGenesis Corp. ...........................................  Delaware
24.  SPSS Iberica................................................  Spain

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